SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2002

WORLD ACCESS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29782	58-2398004
(State of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(404) 231-2025
(Registrant’s telephone number, including area code)

Item 3.    Bankruptcy or Receivership.

     On April 24, 2001, World Access, Inc. filed voluntary petitions for Chapter 11 relief in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Court”), on behalf of itself and certain of its U.S. subsidiaries, including FaciliCom International, L.L.C., WA Telcom Products Co., Inc., World Access Telecommunications Group, Inc. and WorldxChange Communications, Inc. (collectively, the “Subsidiaries”).

     Copies of the amended Monthly Operating Reports filed with the Court for World Access and each of the Subsidiaries for the months of May 2001, June 2001 and July 2001 and copies of the Monthly Operating Reports filed with the Court for World Access and each of the Subsidiaries for the months of August 2001, September 2001 and October 2001 are attached to this Report as Exhibits 99.1 through 99.5. The financial information in these reports is unaudited and has not been reviewed by an independent accountant.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits.

Exhibit
Number	Description

99.1	Monthly Operating Reports of World Access, Inc.

99.2	Monthly Operating Reports of WA Telcom Products Co., Inc.

99.3	Monthly Operating Reports of World Access Telecommunications Group.

99.4	Monthly Operating Reports of FaciliCom International, L.L.C.

99.5	Monthly Operating Reports of WorldxChange Communications.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

WORLD ACCESS, INC

Date: February 15, 2002	By:	/s/ Henry C. Lyon

Henry C. Lyon
Vice President and Chief Accounting Officer